Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS INITIATES FIRST HALF OF PLANNED $300 MILLION REDUCTION OF LONG-TERM DEBT IN 2012

Free Cash Flow Allows HanesBrands to Call for Redemption of $150 Million of Floating Rate Senior Notes Due 2014

WINSTON-SALEM, N.C. (June 14, 2012) – HanesBrands (NYSE: HBI) announced today that it intends to redeem in July $150 million of its Floating Rate Senior Notes due 2014 as part of plans to pay off its approximately $300 million of floating-rate bond debt in 2012.

The redemption of the Floating Rate Notes is consistent with Hanes’ plans to use free cash flow in 2012 and 2013 to significantly reduce long-term debt and leverage.

“Free cash flow is tracking to our plans, and we are taking the opportunity to begin the reduction of floating-rate debt a little earlier than originally planned this year,” said Hanes Chief Financial Officer Richard D. Moss. “We are using our strong capital structure and operating results to deleverage our balance sheet consistent with our strong free cash flow.”

Hanes has issued a notice of redemption pursuant to the indenture for the Floating Rate Notes due 2014 stating that it intends to redeem $150 million aggregate principal amount of the Floating Rate Notes on July 12, 2012, at a redemption price equal to 100 percent of the principal amount of the Notes, including interest accrued and unpaid to the redemption date. Following the redemption date, up to $147,055,000 aggregate principal amount of Floating Rate Notes will remain outstanding.

In addition to expectations to pay off the approximately $300 million in floating rate notes in 2012, the company’s goal is to pay off its $500 million of 8 percent notes in 2013, reducing bond debt to approximately $1 billion.

HanesBrands Initiates First Half of Planned $300 Million Reduction of Long-Term Debt in 2012 – Page 2

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact, including those regarding the company’s debt-reduction plans, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from HanesBrands’ historical experience and present expectations or projections. These risks and uncertainties include the risks identified from time to time in HanesBrands’ most recent Securities and Exchange Commission reports, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 152 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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